Exhibit 99.1

News Release

Investor Contacts:	James Gentile	EnPro Industries, Inc. 5605 Carnegie Boulevard Charlotte, North Carolina 28209-4674 Phone: 704-731-1500 Fax: 704-731-1511 www.enproindustries.com
Vice President, Investor Relations

Jenny Yee
Corporate Access Specialist

Phone:	704-731-1527

Email:	investor.relations@enproindustries.com

Enpro Announces Agreement to Sell Compressor Products International (CPI) to Howden

CHARLOTTE, NC – October 12, 2021 – EnPro Industries, Inc. (NYSE: NPO), an industrial technology company, today announced agreements for the sale of its Compressor Products International (CPI) business unit (and exclusive negotiations with respect to the French operations of the CPI business unit) to Howden Group, a leading global provider of mission critical air and gas handling products and services with headquarters in Glasgow, UK. The aggregate purchase price for the transaction is $195 million, subject to typical closing date adjustments.  CPI is a leading provider of manufactured products and services for reciprocating compressors primarily serving the global petrochemical and oil & gas industries.  The purchase price equates to approximately 10.4x adjusted LTM EBITDA.  The transaction is subject to customary closing conditions, including regulatory reviews, and is expected to close in the first quarter of 2022.

This strategic action continues Enpro’s portfolio transformation toward niche industrial technology products and services, with a focus on faster growing end-markets such as semiconductor, photonics, food and pharma, and aerospace.

“We would like to thank the CPI team for their countless contributions to Enpro over the last 15 years and wish them continued success with Howden,” said Eric Vaillancourt, Interim President and CEO of Enpro.  “This transaction bolsters our already strong balance sheet as we continue to invest in our growth priorities to drive sustainable long-term value for the benefit of our shareholders, employees and other stakeholders.”

CPI is included in Enpro’s Engineered Materials segment.  Following the completion of the divestiture, the segment will be composed of GGB, an engineered polymer bearings solutions business, and Garlock Pipeline Technologies (GPT), a provider of mechanical solutions for pipeline customers.

Robert W. Baird & Co is serving as the exclusive financial advisor to Enpro.  Robinson Bradshaw is Enpro’s lead legal counsel with Bird and Bird supporting internationally.

About Enpro
Enpro is an industrial technology company focused on niche applications across many end-markets, including semiconductor, photonics, industrial process, aerospace, food and pharma and life sciences.  For more information about Enpro, visit the company’s website at http://www.enproindustries.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements.  Forward-looking statements include, without limitation, statements about whether or when the transaction will be consummated and the anticipated timing thereof; the application of the anticipated net proceeds thereof; expected financial position; business strategy; operating plans; and capital and other expenditures, plans and objectives.  These statements are only predictions.  Enpro cautions that these statements are based on current estimates of future events and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates.  Enpro cautions the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by its forward-looking statements.  The potential risks and uncertainties include, among others, the possibility that necessary regulatory approvals may not be obtained or that other conditions to closing the transaction may not be satisfied such that the transaction will not close or that the closing may be delayed; general economic conditions; the possibility of unexpected costs, liabilities or delays in connection with the transaction; risks that the transaction disrupts current plans and operations of Enpro; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction; the outcome of any legal proceedings that may arise with respect to the Transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the relevant agreements for the sale of CPI.  In addition, all forward-looking statements should be read in conjunction with Enpro’s documents filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the period ended June 30, 2021.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  These risk factors may not be exhaustive.  Further, Enpro operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these changes.  Statements in this press release speak only as of the date hereof.  Enpro disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.